Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.

CUSIP NO.	PRINCIPAL AMOUNT: $
CLEARSTREAM COMMON CODE
ISIN
REGISTERED NO.

WELLS FARGO & COMPANY

2.125% Notes Due June 15, 2012

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                      ($                    ) on June 15, 2012 (the “Stated Maturity Date”) and to pay interest thereon from March 30, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on June 15 and December 15 of each year, commencing June 15, 2009, at the rate of 2.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day, as defined below) next preceding such Interest Payment Date. The Regular Record Date for an Interest Payment Date shall be the fifteenth calendar day, whether or not a Business Day, prior to such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. “Business Day” as used hereinabove is a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in Minneapolis, Minnesota or New York, New York.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: March 30, 2009

WELLS FARGO & COMPANY

By:
Barbara S. Brett, Senior Vice President and Assistant Treasurer

[SEAL]

Attest:
Laurel A. Holschuh, Senior Vice President and Secretary

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

2.125% Notes Due June 15, 2012

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended by the Fourth Supplemental Indenture dated as of December 10, 2008 and as further amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $                    ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing with respect to the Securities of this series, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

Pursuant to the Fourth Supplemental Indenture dated as of December 10, 2008, the Company and Trustee acknowledged that the Company has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (the “FDIC”) under the Temporary Liquidity Guarantee Program on November 21, 2008 pursuant to the FDIC’s Final Rule, 12 C.F.R. Part 370 (as may be amended or supplemented from time to time, the “Rule”). The Trustee and its successors are designated as the duly authorized representatives (the “Representative”) of the Holders of the Securities of this series for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program. Any such Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative (it being understood that such election shall not affect the Trustee’s capacity under the Indenture except as the representative of such Holder under the Debt Guarantee Program).

Upon an uncured failure by the Company to make a timely payment of principal or interest under the Securities of this series (a “Payment Default”), the Representative, on behalf of all Holders of the Securities of this series that are represented by the Representative, shall submit to the FDIC a demand for payment by the FDIC of such unpaid principal and interest, together with proof of such claim and such other documentation as may be required by the FDIC under the Rule (i) in the case of any Payment Default prior to the Stated Maturity Date, promptly, and in no event later than the earlier of the end of the applicable cure period and 60 days following such Payment Default and (ii) in the case of any payment due on the Stated Maturity Date, on such Stated Maturity Date.

The FDIC shall be subrogated to all of the rights of the Holders of the Securities of this series and the Representative with respect to the Securities of this series under the Indenture against the Company in respect of any amounts paid to the Holders of the Securities of this series, or for the benefit of the Holders of the Securities of this series, by the FDIC pursuant to the Debt Guarantee Program.

The Holders of Securities of this series, by their acceptance of the Securities of this series, authorize the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holders of the Securities of this series pursuant to the Debt Guarantee Program (each, a “Guarantee Payment”), to execute an assignment in the form attached hereto as Annex A, pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Company under the Indenture on behalf of the Holders of the Securities of this series. The Company hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the Securities of this series for all purposes of the Indenture and upon any such assignment, the FDIC shall be deemed a Holder of the Securities of this series under the Indenture for all purposes thereof, and the Company hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of the Indenture as a result of such assignment.

If a Holder of the Securities of this series has exercised its right not to be represented by the Representative, such Holder, by its acceptance of the Securities of this series, agrees that, at such time as the FDIC shall commence making any Guarantee Payments to such Holder pursuant to the Debt Guarantee Program, such Holder shall execute an assignment in the form attached hereto as Annex A, pursuant to which such Holder shall assign to the FDIC its right to receive any and all payments from the Company with respect to the Securities of this series under the Indenture.

If, at any time on or prior to the expiration of the Effective Period, payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the Holder of this Security shall, or shall cause the person or entity in possession of this Security to, promptly surrender to the FDIC the security certificate, note or other instrument evidencing this Security.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to June 15, 2012. The Securities of this series will not be entitled to any sinking fund.

There shall not be deemed to be an Event of Default under the Securities of this series which would permit or result in the acceleration of amounts due under the Securities of this series, if such an Event of Default is due solely to the failure of the Company to make timely payment on the Securities of this series provided that the FDIC is making timely Guarantee Payments with respect to such Securities in accordance with the Rule. Subject to the foregoing, if an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. Without the express written consent of the FDIC, the Company and the Trustee have agreed not to amend, modify, supplement or waive any provision in the Indenture that is related to the principal, interest, payment, default or ranking of the Securities of this series, that is required to be included in the Indenture pursuant to the Master Agreement or the amendment of which would require the consent of the Holders of all of the Securities of this series.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 15 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee

ANNEX A

ASSIGNMENT

This Assignment is made pursuant to the terms of the 2.125% Notes due June 15, 2012 (CUSIP No.             ) (the “Note”) and Section 16.04 of the Indenture, dated as of July 21, 1999, as amended from time to time (the “Indenture”), between Citibank, N.A. (the “Representative”), acting on behalf of the Holders of the Guaranteed Securities issued under the Indenture who have not opted out of representation by the Representative (with those Holders of Guaranteed Securities who have opted out of representation by the Representative being the “Unrepresented Holders”), and Wells Fargo & Company (the “Issuer”) with respect to the Note. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

For value received, [the Representative, on behalf of the Holders of Guaranteed Securities] [OR] [the Unrepresented Holders] (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the Note; (b) the Indenture, with respect to the Note; and (c) any other instrument or agreement executed by the Issuer regarding obligations of the Issuer under the Note or the Indenture, with respect to the Note (collectively, the “Assignment”).

The Assignor hereby certifies that:

1. Without the FDIC’s prior written consent, the Assignor has not:

(a) agreed to any material amendment of the Note or the Indenture to the extent relating to the Note or to any material deviation from the provisions thereof; or

(b) accelerated the maturity of the Note.

[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Note and related documentation, such Assignor must include the following representation.]

2. The Assignor has not assigned or otherwise transferred any interest in the Note or Indenture to the extent relating to the Note;

[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Note and related documentation, the Assignor must include the following representation.]

2. The Assignor has assigned part of its rights, title and interest in the Note and the Indenture to the extent relating to the Note to              pursuant to the              agreement, dated as of             , 20     between             , as assignor, and             , as assignee, an executed copy of which is attached hereto.

The Assignor acknowledges and agrees that this Assignment is subject to the Indenture and to the following:

1. In the event the Assignor receives any payment under or related to the Note or the Indenture, with respect to the Note, from a party other than the FDIC (a “Non-FDIC Payment”):

(a) after the date of demand for a Guarantee Payment on the FDIC pursuant to the Rule, but prior to the date of the FDIC’s first Guarantee Payment under the Note or the Indenture, with respect to the Note, pursuant to the Rule, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Issuer, and not as a Guarantee Payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and

(b) after the FDIC’s first Guarantee Payment under the Note or the Indenture, with respect to the Note, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.

2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holders of Guaranteed Securities shall constitute a release by such Holders of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.

The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and attested, all as of this              day of             ,     .

[CITIBANK, N.A.,
REPRESENTATIVE]
[OR]
[UNREPRESENTED HOLDER]

By:
Name:
Title:

Annex A-2

Attest:

By:
Name:

Consented to and acknowledged by this

             day of             , 20

THE FEDERAL DEPOSIT INSURANCE

CORPORATION

By:
(Signature)

Name:
(Print)

Title:
(Print)

Annex A-3